EXHIBIT 10.02

ITT CORPORATION
2011 OMNIBUS INCENTIVE PLAN
2015 NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”), effective as of the 25th day of February, 2015, by and between ITT Corporation (the “Company”) and _______________ (the “Optionee”),
WITNESSETH:
WHEREAS, the Optionee is now employed by the Company or an Affiliate (as defined in the Company’s 2011 Omnibus Incentive Plan (the “Plan”)) as an employee, and in recognition of the Optionee’s valued services, the Company, through the Compensation and Personnel Committee of its Board of Directors (the “Committee”), desires to provide an opportunity for the Optionee to acquire or enlarge stock ownership in the Company, pursuant to the provisions of the Plan.
NOW, THEREFORE, in consideration of the terms and conditions set forth in this Agreement and the provisions of the Plan, a copy of which is attached hereto and incorporated herein as part of this Agreement and which provides definitions for capitalized terms not otherwise defined herein, and any administrative rules and regulations related to the Plan as may be adopted by the Committee, the parties hereto hereby agree as follows:

1.
Grant of Options. In accordance with, and subject to, the terms and conditions of the Plan and this Agreement, the Company hereby confirms the grant on February 25, 2015, (the “Grant Date”) to the Optionee of the option to purchase from the Company all or any part of an aggregate of _______________ Shares (the “Option”), at the purchase price of $41.52 per Share (the “Option Price” or “Exercise Price”). The Option shall be a Nonqualified Stock Option.

2.	Terms and Conditions. It is understood and agreed that the Option is subject to the following terms and conditions:

(a)	Expiration Date. The Option shall expire on February 25, 2025, or, if the Optionee’s employment terminates before that date, on the date specified in subsection (f) below.

(b)	Exercise of Option. The Option may be exercised at any time to the extent it has vested until the date it expires under the terms of this Agreement.

(c)	Vesting. Subject to subsections 2(a) and 2(f), the Option shall vest in full upon February 25, 2018.

(d)
Payment of Exercise Price. Permissible methods for payment of the Exercise Price upon exercise of the Option are described in Section 6.6 of the Plan, or, if the Plan is amended, successor provisions. In addition to the methods of exercise permitted by Section 6.6 of the Plan, the Optionee may exercise all or part of the Option by way of (i) broker-assisted cashless exercise in a manner consistent with the Federal Reserve Board's Regulation T, unless the Committee determines that such exercise method is prohibited by law, or (ii) net-settlement, whereby the Optionee directs the Company to withhold Shares that otherwise would be issued upon exercise of the Option having an aggregate Fair Market Value on the date of the exercise equal to the Exercise Price, or the portion thereof being exercised by way of net-settlement (rounding up to the nearest whole Share).

(e)
Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, all applicable federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to the exercise of the Option. The Optionee may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares that otherwise would be issued upon exercise of the Option, with the number of Shares withheld having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction (rounding up to the nearest whole Share). Any such election shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(f)	Effect of Termination of Employment.
If the Optionee’s employment terminates before February 25, 2025, the Option shall expire on the date set forth below, as applicable:

(i)
Termination due to Death. If the Optionee’s employment is terminated as a result of the Optionee’s death, the Option shall expire on the earlier of February 25, 2025, or the date three years after the termination of the Optionee’s employment due to death. If the Option is not vested at the time of the Optionee's termination of employment due to death, the Option shall immediately become 100% vested.

(ii)
Termination due to Disability. If the Optionee’s employment is terminated as a result of the Optionee’s Disability (as defined below), the Option shall expire on the earlier of February 25, 2025, or the date five years after the termination of the Optionee’s employment due to Disability. If the Option is not vested at the time of the termination of the Optionee's employment due to Disability, the Option shall immediately become 100% vested.

(iii)
Termination due to Early Retirement. If the Optionee's employment is terminated as a result of the Optionee's Early Retirement (as defined below), then the Option shall expire on the earlier of February 25, 2025, or the date five years after the termination of the Optionee's employment due to Early Retirement. If the Optionee’s employment is terminated as a result of the Optionee’s Early Retirement and the Option is not vested at the time of the such termination, then a prorated portion of the Option shall immediately vest as of the date of the termination of employment in accordance with the terms of this subsection. The portion of an Option that shall be vested upon termination of employment due to the Optionee's Early Retirement (if the Option is not yet fully vested) shall be determined by multiplying the total number of Shares subject to such Option by a fraction, the numerator of which is the number of full months the Optionee has been continually employed since the Grant Date and the denominator of which is 36. For this purpose, full months of employment shall be based on monthly anniversaries of the Grant Date, not calendar months. Any remaining unvested portion of the Option shall expire as of the date of the termination of the Optionee's employment.

(iv)
Termination due to Normal Retirement. If the Optionee's employment is terminated as a result of the Optionee's Normal Retirement (as defined below), the Option shall expire on the earlier of February 25, 2025, or the date five years after the termination of the Optionee's employment due to Normal Retirement. If the Optionee’s separation from service is due to Normal Retirement (as defined below), and the separation from service occurs at least twelve (12) months after the Grant Date, the Option shall immediately become 100% vested as of such separation from service. If the Optionee’s separation from service is due to Normal Retirement and the separation from service occurs within the twelve (12) month period beginning on the Grant Date, a prorated portion of the Option shall immediately vest as of such separation from service determined by multiplying the total number of Shares subject to such Option by a fraction, the numerator of which is the number of full months the Optionee has been continually employed since the Grant Date and the denominator of which is 12. For this purpose, full months of employment shall be based on monthly anniversaries of the Grant Date, not calendar months.

(v)
Cause. If the Optionee’s employment is terminated by the Company (or an Affiliate, as the case may be) for Cause (as determined by the Committee), the Option (whether vested or unvested) shall expire on the date of the termination of the Optionee’s employment. For this purpose, “Cause” shall means “cause” as defined in any employment agreement then in effect between the Optionee and the Company, or if not defined therein, or if there is no such agreement, the Optionee’s (a) embezzlement, misappropriation of corporate funds, or other material acts of dishonesty; (b) commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; (c) engagement in any activity that the Optionee knows or should know could harm the business or reputation of the Company or an affiliate; (d) material failure to adhere to the Company’s or its subsidiaries’ or affiliates’ corporate codes, policies or procedures as in effect from time to time; (e) willful failure to perform the Optionee’s assigned duties, repeated absenteeism or tardiness, insubordination, or the refusal or failure to comply with the directions or instructions of the Optionee’s supervisor, as determined by the Company or an affiliate; (f) violation of any statutory, contractual, or common law duty or obligation to the Company or an affiliate, including, without limitation, the duty of loyalty; (g) the Optionee’s violation of any of the applicable provisions of subsection 2(h) of this Agreement; or (h) material breach of any confidentiality or non-competition covenant entered into between the Optionee and the Company or an affiliate. The determination of the existence of Cause shall be made by the Company in good faith, and such determination shall be conclusive for purposes of this Agreement.

(vi)
Voluntary Termination. If the Optionee’s employment is terminated by the Optionee and not because of the Optionee’s Early or Normal Retirement, Disability or death, the vested portion of the Option shall expire on the earlier of February 25, 2025, or the date three months after the termination of the Optionee’s employment. Any portion of the Option that is not vested (or the entire Option, if no part was vested) as of the date the Optionee’s employment so terminates shall expire immediately on the date of termination of employment, and such unvested portion of the Option (the entire Option, if no portion was vested on the date of termination) shall not thereafter be exercisable.

(vii)
Other Termination by the Company. If the Optionee’s employment is terminated by the Company (or an Affiliate, as the case may be) for other than Cause (as determined by the Committee), and not because of the Optionee’s Early or Normal Retirement, Disability or death, the vested portion of the Option, if any, shall expire on the earlier of February 25, 2025, or the date three months after the termination of the Optionee’s employment. For this purpose, the vested portion of such an Optionee’s Option shall be determined on a prorated basis, and the prorated portion of an Option that vests upon such termination of employment shall be determined by multiplying the total number of Shares subject to such Option by a fraction, the numerator of which is the number of full months the Optionee has been continually employed since the Grant Date and the denominator of which is 36. For this purpose, full months of employment shall be based on monthly anniversaries of the Grant Date, not calendar months. Any portion of the Option that is not vested (or the entire Option, if no part was vested) as of the date the Optionee’s employment terminates shall expire immediately on the date of termination of employment, and such unvested portion of the Option (the entire Option, if no portion was vested on the date of termination) shall not thereafter be exercisable.

Notwithstanding the foregoing, if an Optionee’s employment is terminated on or within two (2) years after an Acceleration Event (A) by the Company (or an Affiliate, as the case may be) for other than Cause (as defined herein), and not because of the Optionee’s Early or Normal Retirement, Disability, or death, or (B) by the Optionee for Good Reason, then the Option shall in no event expire before the earlier of the date that is five (5) years after the Acceleration Event or February 25, 2025. For this purpose, the term “Good Reason” shall mean (i) without the Optionee’s express written consent and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or its affiliates within 30 days after receipt of notice thereof given by the Optionee, (a) a reduction in the Optionee’s annual base compensation (whether or not deferred), (b) the assignment to the Optionee of any duties inconsistent in any material respect with the Optionee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or (c) any other action by the Company or its affiliates that results in a material diminution in such position, authority, duties or responsibilities; or (ii) without the Optionee’s express written consent, the Company’s requiring the Optionee’s primary work location to be other than within twenty-five (25) miles of the location where the Optionee was principally working immediately prior to the Acceleration Event; provided, that “Good Reason” shall cease to exist for an event on the 90th day following the later of its occurrence or the Optionee’s knowledge thereof, unless the Optionee has given the Company notice thereof prior to such date. If the Option is not vested at the time of the Optionee’s termination after an Acceleration Event, the Option shall immediately become 100% vested.
Early and Normal Retirement. For purposes of this Agreement, the term “Early Retirement” shall mean any termination of the Optionee’s employment (other than a Normal Retirement) after the date the Optionee attains age 55 and completes 10 or more years of Effective Service (as such term is defined in the ITT Corporation Retirement Savings Plan). The term “Normal Retirement” shall mean any termination of the Optionee’s employment after (A) the date the Optionee attains age 62 and completes 10 or more years of Effective Service (as such term is defined in the ITT Corporation Retirement Savings Plan) or, if earlier, (B) the date the Optionee attains age 65.

Disability. For purposes of this Agreement, the term “Disability” shall mean the complete and permanent inability of the Optionee to perform all of his or her duties under the terms of his or her employment, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

(g)
Compliance with Laws and Regulations. The Option shall not be exercised at any time when its exercise or the delivery of Shares hereunder would be in violation of any law, rule, or regulation that the Company may find to be valid and applicable.

(h)	Non-Competition, Non-Solicitation and Non-Disparagement. In consideration of the Company entering into this Agreement with the Optionee, the Optionee agrees as follows:

(i)
During Optionee’s employment with the Company (which, for purposes of this subsection (h) includes its affiliates), Optionee will not, directly or indirectly, except for on behalf of the Company or except with the prior written approval of ITT Corporation (“ITT”), either as an employee, employer, consultant, agent, principal, partner, stockholder, member, corporate officer, director or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the Company’s business or products, or to its actual or demonstrably anticipated research or development, nor will Optionee engage in any other activities that conflict with Optionee’s employment obligations to the Company, where such activities (other employment, occupations, consulting, business activities, commitments, anticipated research or development, or conflicts) violate ITT’s Code of Conduct. Activities and commitments as used herein do not include passive investments in stocks or other financial instruments.

(ii)
For a period of twelve (12) months following the termination of Optionee’s employment with the Company for any reason, Optionee agrees that Optionee will not, directly or indirectly, except with the Company’s prior written approval, voluntarily or involuntarily, either as an employee, employer, consultant, agent, principal, partner, stockholder, member, corporate officer, director or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the Company’s business or products, or to its actual or demonstrably anticipated research or development. For the purposes of this subparagraph, “competitive activity” shall mean perform services for, have an interest in, be employed by, or do business with (including as a consultant), any person, firm, or corporation engaged in the same or a similar business as the Company’s within the geographic territories in which the Company has transacted business for the twelve (12) months prior to Optionee’s termination of employment. Optionee further agrees that Optionee will not engage in any actions to divert or take away any customer or supplier of the Company, seek to reduce the amount of business performed or engaged in by the Company with any customer or supplier, or provide services to, or assist in any manner any competitor, or otherwise compete with the Company in the development, manufacture, sale or licensing of any products or services competitive with the products or services developed or marketed by the Company.

(iii)
Throughout his or her term of employment with the Company and for a period of twelve (12) months following the Optionee’s termination of employment with the Company for any reason, the Optionee shall not, directly or indirectly, divert or attempt to divert or assist others in diverting any business of the Company by soliciting, contacting or communicating with any customer or supplier of the Company with whom the Optionee has direct or indirect contact or upon termination of employment has had direct or indirect contact during the twelve (12) month period immediately preceding the Optionee’s date of termination with the Company.

(iv)
For a period of twelve (12) months following Optionee’s termination of employment with the Company for any reason, the Optionee shall not, directly or indirectly, solicit, induce, attempt to induce or assist others in attempting to induce any employee of the Company with whom the Optionee has worked or had material contact with, during the twelve (12) month period immediately preceding the termination of the Optionee’s employment, to leave the employment of the Company or a subsidiary of the Company or to accept employment or affiliation with (including as a consultant) any other company or firm of which the Optionee becomes an employee, owner, partner or consultant.

(v)	The Optionee agrees that throughout Optionee’s term of employment with the Company and for a period of twelve (12) months following the termination of Optionee’s employment for any reason, Optionee will not make any statements, orally or in writing, cause to be published, or in any way disseminate any information concerning the Company or any subsidiaries of the Company concerning the Company’s business, business operations or business practices that in any way, in form or substance, harms, disparages or otherwise casts an unfavorable light upon the Company or any subsidiaries of the Company or upon any of their reputations or standing in the business community or the community as a whole.

(vi)
If the Optionee violates the terms of this subsection (h), then, in addition to any other remedy the Company might have, the Option shall immediately expire, no amount shall be due to the Optionee under this Agreement and the Optionee shall be required to repay to the Company all amounts and Shares paid under this Agreement (or proceeds therefrom).

(i)
Optionee Bound by Plan and Rules. The Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement and agrees to be bound by the terms and provisions thereof as amended from time to time. The Optionee agrees to be bound by any rules and regulations for administering the Plan as may be adopted by the Committee during the life of the Option. The Committee shall be authorized to make all necessary interpretations concerning the provisions of this Agreement and the proper application of those provisions to particular fact patterns, including but not limited to the basis for the Optionee’s termination of employment, and any such interpretation shall be final.

(j)
Governing Law. This Agreement is issued, and the Option evidenced hereby is granted, in White Plains, New York, and shall be governed and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(k)
Severability. Any term or provision of this Agreement that is determined to be invalid or unenforceable by any court of competent jurisdiction in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction and such invalid or unenforceable provision shall be modified by such court so that it is enforceable to the extent permitted by applicable law.

(l)	Successors. All obligations of the Company under this Agreement shall be binding on any successor to the Company, and the term “Company” shall include any successor.
By signing a copy of this Agreement, the Optionee acknowledges that s/he has received a copy of the Plan, and that s/he has read and understands the Plan and this Agreement and agrees to the terms and conditions thereof. The Optionee further acknowledges that the Option awarded pursuant to this Agreement must be exercised prior to its expiration as set forth herein, that it is the Optionee's responsibility to exercise the Option within such time period, and that the Company has no further responsibility to notify the Optionee of the expiration of the exercise period of the Option.
IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its Chief Executive Officer and President, or a Vice President, as of the 25th day of February, 2015.
Agreed to:    ITT CORPORATION

_____________________________
Optionee
(Online acceptance constitutes agreement)

Dated: _________________    Dated: February 25, 2015